EXECUTION VERSION

                         SECURITIES EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  July 31, 2002

                             BREK ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                    (State of incorporation of organization)

              000-27753                              98-0206979
      (Commission File Number)            (IRS Employer Identification No.)

             19th Floor, 80 Gloucester Road, Wan Chai, Hong Kong SAR
               (Address of principal executive offices) (Zip Code)

                                  852-2801-5181
                         (Registrant's Telephone Number)

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Item 5. Other Events.

Denver - July 19, 2002 -Brek Energy Corporation, (NASDAQ: BREK, BSX: BREK, BREK
BH) today announced the signing and closing of a purchase agreement with Gasco Energy, Inc. which conveys to Brek a 25% undivided working interest in all of Gasco's undeveloped acreage. This agreement covers the oil and gas interests in approximately 95,000 gross acres in the Uinta Basin of Utah, approximately 3,900 gross acres in the San Joaquin Basin of southern California, and approximately 120,000 gross acres in the Greater Green River Basin of Wyoming.

Brek also has the option to acquire an additional 5% undivided interest in Gasco's undeveloped acreage by paying a total of $10.5 million in two equal installments on or before January 1, 2004 and January 1, 2005. A 2.5% interest will be conveyed to Brek upon receipt of each installment.

For the 25% undivided interest, Brek Energy has exchanged 4,750,000 shares of common stock of Gasco, 500 shares of Gasco's preferred stock, and an additional 1,500,000 shares of Gasco common stock from certain other shareholder of Gasco, which Brek acquired for 4,125,000 shares of its common stock.

Brek is now party to various exploratory and operating agreements covering all of the acquired lands, including those with Phillips Petroleum and Burlington Resources. Clarification of Brek Energy's land positions, project overviews, and engineering valuations will be updated in subsequent news releases.

"Brek now has direct interests in natural gas leases in what have been historically prolific gas plays in the Rocky Mountains, in addition to oil leases in the San Joaquin Valley of California and Edwards County, Texas. We are pleased to be able to directly participate in the development of prospects through our agreements with other oil and gas companies in these areas." said Ian Robinson, Brek's chairman.

About Brek Energy Corporation

Brek Energy Corporation owns significant interests in emerging non-conventional energy companies and assists in building these companies and their assets to their full potential. Brek Energy Corporation, formerly First Ecom.com Inc., also provides electronic payment solutions through its wholly owned subsidiary, First Ecom Systems Limited. The Company has a national market listing and its common shares trade on the NASDAQ National Market System under the symbol BREK.

For more information, visit www.brekenergy.com or contact Brek Energy Corporation at +(852) 2801-5181 or by e-mail at info@brekenergy.com.

Certain statements contained herein are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include significant risks and uncertainties, actual results may differ materially from those expressed or

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implied by such forward-looking statements. For a discussion of some of these risks and uncertainties, please refer to the company's SEC filings, which contain additional discussion about those risk factors, which could cause actual results to differ from management's expectations. Brek Energy expressly disclaims any obligation to update the statements contained herein.

                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit

Number          Exhibit Title
------          -------------

99.1     Share Purchase Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BREK ENERGY CORPORATION

                                By: /s/ Kenneth Telford
                                ------------------------------------------------

                                    Name:  Kenneth Telford
                                    Title: Secretary and Chief Financial Officer

Dated: July 31, 2002